Exhibit 99.1

Attachment to Form 3 — Joint Filer Information

Pursuant to Instruction 5(b)(v) of the General Instructions to Form 3, this joint filer information is also being filed on behalf of the Reporting Persons set forth below as an exhibit to the Form 3 filed by Fifth Berkshire Associates LLC with respect to beneficial ownership of securities of Carter’s, Inc. (CRI).  The date of event requiring this statement is 10/23/03.

TABLE I:  Non-Derivative Securities Beneficially Owned

Name and Address of Reporting Person	Amount or Number of Shares	Ownership Form of Derivative Security: Direct (D) or Indirect (I)	Nature of Indirect Beneficial Ownership
Berkshire Fund V, Limited Partnership	12,933,161	D
Berkshire Fund V Coinvestment Fund, Limited Partnership	6,103,989	D
Berkshire Investors LLC (a)	1,293,315	D

The address of each of the above-listed Reporting Persons is c/o Berkshire Partners LLC, One Boston Place, Suite 3300, Boston, Massachusetts 02108

(a)          Berkshire Investors LLC may be deemed to be, but does not admit to be, a member of a “group” holding over 10% of the outstanding Common Stock for purposes of Section 13(d)(3) of the Exchange Act.

Signature of Reporting Persons:

BERKSHIRE FUND V, LIMITED PARTNERSHIP

By:	Fifth Berkshire Associates LLC, its General Partner

	By:	/s/ Bradley M. Bloom
		Name:	Bradley M. Bloom
		Title:	Managing Director

BERKSHIRE FUND V COINVESTMENT FUND, LIMITED PARTNERSHIP

By:	Fifth Berkshire Associates LLC, its General Partner

	By:	/s/ Bradley M. Bloom
		Name:	Bradley M. Bloom
		Title:	Managing Director

BERKSHIRE INVESTORS LLC

By:	/s/ Bradley M. Bloom
	Name:	Bradley M. Bloom
	Title:	Managing Director